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                                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in ALLETE, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the incorporation by reference in this Registration Statement of our report dated May 28, 2004 relating to the financial statements and supplemental schedules, which appears in the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

We also consent to the references to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 29, 2005